SUN COMMUNITIES, INC. TO ACQUIRE
31-COMMUNITY MANUFACTURED HOUSING PORTFOLIO
- High-Quality Portfolio in
Attractive Markets with Expansion Opportunities -

Southfield, MI, August 22, 2019 - Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates or has an interest in manufactured housing and recreational vehicle communities, today announced that it has entered into an agreement to acquire a 31-community manufactured housing portfolio for $343.6 million through a merger of Jensen’s, Inc. (“Jensen’s”) into a subsidiary of the Company. The purchase price, after adjustments as described below, will be paid through a combination of issuing common stock to Jensen’s shareholders and a cash payment.

The Company is acquiring 31 manufactured housing communities comprising 5,230 developed sites and over 460 additional expansion sites available for development. The communities are located in 8 states with 35% of the sites in Connecticut. The 77% age restricted portfolio is approximately 92.5% occupied as of June 30, 2019.

The total purchase price is $343.6 million, which includes an allocation of approximately $8.0 million for expansion land and adjacent parcels ready for development. The purchase price will be adjusted at closing for pro rations and certain other adjustments, including a reduction of approximately $60.0 million for debt that will be owed by Jensen’s as of the closing. At the closing, the Company will (i) issue to Jensen’s shareholders $274.8 million in shares of its common stock at an issuance price of $139.3072 per share based on a 20-day trailing volume weighted average share price and (ii) pay the balance of the adjusted purchase price in cash. The transaction is subject to customary closing conditions, and is expected to close by year-end 2019. It is expected to be accretive to 2020 earnings.

“This acquisition is a great opportunity to further grow our Manufactured Housing portfolio with high quality communities that match our investment criteria,” said Gary A. Shiffman, Sun Communities Chairman and CEO. “We are very excited to add the owners of Jensen’s as shareholders due to their belief in our ability to create ongoing value.”

Kris Jensen, President of Jensen’s said, “After engaging in a thorough sale process for our portfolio, we are excited to be joining the Sun platform and to become Sun shareholders. We are impressed with Sun’s stellar reputation, successful track record of integration, and ability to operate their communities to the highest of standards.”

About Sun Communities, Inc.
Sun Communities, Inc. (NYSE:SUI) is a REIT that currently owns and operates or has an interest in a portfolio of 382 communities comprising over 133,000 developed sites as of June 30, 2019.

Forward Looking Statements
This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," "grow," "growth," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates; difficulties in the Company’s ability to successfully evaluate, finance, complete and integrate acquisitions (including the acquisition of Jensen’s), developments and expansions; the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions; changes in market rates of interest; changes in foreign currency exchange rates; the ability of manufactured home buyers to obtain financing; and the level of repossessions by manufactured home lenders.  Further details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2018.
The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends.

For Further Information at the Company:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500
www.suncommunities.com
Sun Communities, Inc.